Exhibit 21.1

List of Subsidiaries (Name and State of Formation)

Aemetis Advanced Biorefinery Keyes, Inc. (Delaware)

Aemetis Advanced Fuels, Inc. (Nevada)

Aemetis Advanced Products Keyes, Inc. (Delaware)

Aemetis Health Products, Inc. (Delaware)

Aemetis Properties Riverbank, Inc. (Delaware)

Aemetis Riverbank, Inc. (Delaware)

Aemetis Advanced Products Riverbank, Inc. (Delaware)

Aemetis Americas, Inc. (Nevada)

AE Biofuels, Inc. (Delaware)

Aemetis Biofuels, Inc. (Delaware)

Energy Enzymes, Inc. (Delaware)

Aemetis Biogas LLC (Delaware)

Aemetis Biogas Holdings LLC (Delaware)

Aemetis Biogas 1 LLC (Delaware)

Aemetis Biogas 2 LLC (Delaware)

Aemetis Biogas 3 LLC (Delaware)

Aemetis Biogas 4 LLC (Delaware)

Aemetis Biogas 5 LLC (Delaware)

Aemetis Biogas 6 LLC (Delaware)

Aemetis Biogas 7 LLC (Delaware)

Aemetis Biogas 8 LLC (Delaware)

Aemetis Biogas Services LLC (Delaware)

Aemetis Carbon Capture, Inc. (Nevada)

Aemetis International, Inc. (Nevada)

International Biofuels Ltd (Mauritius)

Universal Biofuels Private Limited (India)

Aemetis Technologies, Inc. (Delaware)

AE Advanced Fuels, Inc. (Delaware)

Aemetis Advanced Fuels Keyes, Inc. (Delaware)

Aemetis Facility Keyes, Inc. (Delaware)

Aemetis Property Keyes, Inc. (Delaware)

EdenIQ Acquisition Corp (Delaware)

Goodland Advanced Fuels, Inc. (Delaware)